EXHIBIT A
AGREEMENT FOR JOINT FILING OF SCHEDULE 13G
The undersigned hereby agree that the Schedule 13G being filed with the Securities and Exchange Commission to report their beneficial ownership of more than 5% of the common shares of United Community Financial Corp., an Ohio corporation, shall be, and is, filed on behalf of each of the undersigned.

FIRST BANKERS TRUST SERVICES, INC.
Date: February 11, 2011	By:
Name: Linda Shultz
Title: Trust Officer

UNITED COMMUNITY FINANCIAL CORP. EMPLOYEE STOCK OWNERSHIP PLAN
	By:	First Bankers Trust Services, Inc., Trustee

Date: February 11, 2011	By:
Name: Linda Shultz
Title: Trust Officer